                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Tenneco Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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


                           [TENNECO INC. LETTERHEAD]

                                                              September 21, 1999



To the Shareowners of Tenneco Inc.:


     I invite you to attend a special meeting of Tenneco shareowners on Monday, October 25, 1999 at the offices of Tenneco Automotive, located at 500 North Field Drive, Lake Forest, Illinois at 10:30 a.m., local time. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed. At this special meeting, you will be asked to approve two important amendments to the Company's Restated Certificate of Incorporation. These amendments, if adopted, would take effect only after the Company's planned spin-off of its packaging business, which is currently scheduled for November 1999. As such, these amendments would apply solely to your remaining interest in Tenneco Inc., which upon the spin-off will include only the Company's automotive business and will be renamed "Tenneco Automotive Inc."



     The Board of Directors believes that these amendments could position Tenneco more attractively with investors following the spin-off of the packaging business. HOWEVER, THESE AMENDMENTS ARE NOT REQUIRED IN ORDER TO COMPLETE THE SPIN-OFF. THEREFORE, TENNECO PLANS TO GO FORWARD WITH THE SPIN-OFF EVEN IF THE AMENDMENTS ARE NOT APPROVED. If the amendments are approved but Tenneco does not complete the spin-off by its next annual shareowners' meeting, the Board may elect to abandon the amendments.


     The amendments, if adopted, will:

     - provide for the annual election of directors, eliminating the current classification of the Company's Board of Directors, whereby there are three classes of directors serving staggered three-year terms; and


     - effect a one-for-five reverse stock split of the Company's common stock (the reverse stock split will not change your proportionate equity interest in the Company except as may result from the disposition of any fractional shares to which you would otherwise be entitled).


     Holders of common stock are entitled to vote at the special meeting on the basis of one vote for each share held.

     The Board of Directors expects that the share price of the Company's common stock will decrease significantly to reflect the dividend of the packaging business to shareowners. This lower share price could adversely impact the marketability of Tenneco's common shares. The Board of Directors believes that the reverse stock split could position the remaining automotive company more attractively with institutional investors who generally have restrictions on investing in low-priced stocks and retail brokers who are often not inclined to invest in low-priced stocks. The Board of Directors also believes that providing for the annual election of directors could position the Company more attractively with the investment community, who may view classified boards as reducing director accountability to shareowners.

     THE TENNECO BOARD HAS DETERMINED THAT THE AMENDMENTS ARE IN THE BEST INTEREST OF THE COMPANY'S SHAREOWNERS. THE BOARD HAS APPROVED AND DECLARED THE ADVISABILITY OF THE AMENDMENTS AND RECOMMENDS THAT SHAREOWNERS APPROVE THE AMENDMENTS.

     Whether or not you plan to attend the special meeting, please assist us in preparing for the meeting by completing, executing and returning your proxy card promptly or using our telephone or internet proxy submission procedures. If you attend the special meeting in person, you may, if you wish, vote personally, even if you have previously returned your proxy card or submitted a proxy by telephone or the internet.

                                          Very truly yours,

                                          /s/ DANA G. MEAD

                                          DANA G. MEAD
                                          Chairman and Chief Executive Officer

Tenneco Inc.                                                                                               TENNECO
1275 King Street
Greenwich, Connecticut 06831-2946
(203) 863-1000

                                   NOTICE OF
                         SPECIAL MEETING OF SHAREOWNERS
                                OCTOBER 25, 1999

     NOTICE IS HEREBY GIVEN that a special meeting of shareowners of Tenneco Inc., a Delaware corporation (the "Company"), will be held at the offices of Tenneco Automotive, located at 500 North Field Drive, Lake Forest, Illinois, on Monday, October 25, 1999, at 10:30 a.m., local time, for the following purposes:

     1. To consider and approve a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to provide for the annual election of directors;


     2. To consider and approve a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to effect a one-for-five reverse stock split of the Company's common stock (the "Common Stock"), as a result of which holders of Common Stock will receive one share of Common Stock for every five shares of Common Stock owned at the effective time of the amendment (with cash being paid in lieu of fractional shares); and


     3. To transact such other business, including, without limitation, the adjournment of the special meeting (including an adjournment of the special meeting to obtain a quorum or solicit additional proxies), as may properly come before the special meeting.

     The Board of Directors has fixed the close of business on September 13, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. A list of these stockholders will be available for examination by any stockholder for any purpose germane to the special meeting, during normal business hours at the offices of Tenneco Automotive, for a period of at least ten days prior to the special meeting.

     Each shareowner is cordially invited to attend the special meeting in person. Whether or not you plan to attend the special meeting in person, in order to assure your representation at the meeting, you are urged to complete, date and sign the enclosed proxy card and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or to utilize our telephone or internet proxy submission procedures. If you attend the special meeting in person, you may, if you wish, vote personally, even if you have previously returned your proxy card or submitted a proxy by telephone or the internet.

                                          By Order of the Board of Directors,

                                          KARL A. STEWART
                                          Secretary

Greenwich, Connecticut

September 21, 1999

Tenneco Inc.
1275 King Street
Greenwich, Connecticut 06831-2946
(203) 863-1000                                                           TENNECO


                                                              September 21, 1999


                                PROXY STATEMENT

     This proxy statement is being furnished to shareowners of Tenneco Inc., a Delaware corporation ("Tenneco" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the special meeting of shareowners, and any adjournments or postponements thereof.


     The Company's special meeting of shareowners will be held on October 25, 1999, at the time and place set out in the accompanying notice. At the special meeting, holders of record as of the close of business on September 13, 1999 (the "Record Date") of the outstanding shares of the Company's common stock will, to the extent and as described herein, consider and vote upon two amendments to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). These amendments, if adopted, will take effect only after the Company's planned spin-off of its packaging business, which is currently scheduled for November 1999. As such, these amendments would apply solely to a shareowner's remaining interest in Tenneco, which upon the spin-off will include only the Company's automotive business and will be renamed "Tenneco Automotive Inc." Please note that the Company plans to go forward with the spin-off even if the amendments are not approved. If the amendments are approved but Tenneco does not complete the spin-off by its next annual shareowners' meeting, the Board may elect to abandon the amendments.


     The amendments, if adopted, will:

     - provide for the annual election of directors, eliminating the current classification of the Company's Board of Directors, whereby there are three classes of directors serving staggered three-year terms; and


     - effect a one-for-five reverse stock split of the Company's common stock (the reverse stock split will not change a shareowner's proportionate equity interest in the Company except as may result from the disposition of any fractional shares to which a shareowner would otherwise be entitled).



     At the close of business on September 13, 1999 there were 170,731,731 shares of common stock issued and outstanding and entitled to vote. At the special meeting, the holders of these shares as of that time will be entitled to one vote for each share held. This proxy statement is first being mailed to shareowners on or about September 21, 1999.


     If a shareowner properly executes and returns the enclosed form of proxy, it will be voted according to his, her or its instructions. If no instructions are given, then the proxy will be voted FOR approval of the two amendments to the Certificate of Incorporation described in this proxy statement.

                                   BACKGROUND

     In July 1998, the Company's Board of Directors authorized the Company's management to develop a broad range of strategic alternatives which could result in the separation of the Company's automotive, paperboard packaging and specialty packaging businesses. As part of that strategic alternatives analysis, the Company has taken the following actions:

     - In January 1999, the Company reached an agreement to contribute the containerboard assets of its paperboard packaging segment to a new joint venture with an affiliate of Madison Dearborn Partners, Inc. The contribution of the containerboard assets to the joint venture was completed in April 1999. The Company received consideration of cash and debt assumption totaling approximately $2 billion and a 45 percent common equity interest in the joint venture (now 43 percent due to subsequent management equity issuances).

     - In April 1999, the Company reached an agreement to sell the paperboard packaging segment's other assets, its folding carton operations, to Caraustar Industries. This transaction closed in June 1999.

     - Also in April 1999, the Company announced that its Board of Directors had approved the separation of its automotive and packaging businesses into two separate, independent companies.


     - In June 1999, the Company's Board of Directors approved a plan to sell the Company's remaining interest in its containerboard joint venture. The Company expects the sale to be completed before the spin-off of the new packaging company discussed below.


     The separation of the automotive and packaging businesses will be accomplished by the spin-off of the Company's packaging business to the Company's shareowners. In the spin-off, shareowners will receive one share of common stock of the packaging company ("Packaging") for each share of Tenneco's common stock held. At the time of the spin-off, Packaging will include the Company's specialty packaging business, administrative services operations and, if not previously sold, remaining interest in the containerboard joint venture.

     When the spin-off is completed, the Company's remaining operations will consist solely of its automotive businesses. The Company will be renamed "Tenneco Automotive Inc." and will be a worldwide manufacturer and marketer of automotive emissions control and ride control products and systems for vehicle manufacturers and the repair and replacement market, or aftermarket.

     Tenneco's Board of Directors has determined that the spin-off is in the best interests of the Company's shareowners because divergent industry trends increasingly require the Company's packaging and automotive businesses to pursue different strategies. The spin-off is designed to separate the Company's packaging business from its automotive business, which have distinct financial, investment and operating characteristics, so that each can adopt strategies and pursue objectives appropriate to its specific needs.

     IF ADOPTED, THE PROPOSED AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION WILL NOT BECOME EFFECTIVE UNTIL AFTER THE SPIN-OFF IS COMPLETE. CONSEQUENTLY, THE CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION IN THE AMENDMENTS WILL NOT IN ANY WAY AFFECT THE NEWLY INDEPENDENT PACKAGING COMPANY.

                        AMENDMENT OF THE CERTIFICATE OF
                            INCORPORATION TO PROVIDE
                             FOR ANNUAL ELECTION OF
                                   DIRECTORS
                                    (ITEM 1)


     The Board of Directors has declared advisable, authorized and approved, and recommends to shareowners that they consider and approve, an amendment to the Company's Certificate of Incorporation to provide for the annual election of the Company's directors (the "Board Amendment"). To approve the Board Amendment, holders of a majority of the Company's common stock issued and outstanding as of the Record Date must vote in favor of the Board Amendment. If the Board Amendment is approved, a certificate of amendment to the Certificate of Incorporation, in the form of Appendix A, will be filed with the Secretary of State of the State of Delaware. If approved, the Board Amendment will be effected only if, and then as quickly as possible after, the spin-off is completed. THE APPROVAL OF THE BOARD AMENDMENT IS NOT A CONDITION TO THE COMPLETION OF THE SPIN-OFF. If the Board Amendment is approved but the spin-off is not completed by Tenneco's next annual shareowners' meeting, the Board of Directors will have the right to abandon the Board Amendment before it becomes effective.


BACKGROUND

     Currently, the Company's Certificate of Incorporation provides for a classified Board of Directors; that is, a system under which one-third of the directors are elected annually, each for a three-year term. The Company and many other large corporations adopted a classified board structure in response to widespread concern over the use of abusive techniques by corporate "raiders" and others who engaged in hostile and non-negotiated attempts to acquire corporations to the disadvantage of stockholders. Because classified directors serve extended terms, a classified board can operate to prevent the acquisition of control of a company in a short period of time. This may have the effect of discouraging interested parties from pursuing control of a company, whether through a proxy contest for the election of directors or the acquisition of large blocks of stock.

     Recently, however, some members of the investment community have begun to perceive classified boards as a mechanism to entrench directors improperly. These investors have suggested that corporate acquisition techniques have evolved and the ability of boards of directors to exercise their fiduciary responsibilities to stockholders in the context of proposed acquisitions has been substantially strengthened through the use of stockholder rights plans and the continuing development of basic principles of corporate law and practice.

     At the Company's annual meeting of shareowners held on May 11, 1999, a shareowner proposal was adopted that requested the Board of Directors take steps to declassify the Board. As a consequence of the action by the shareowners and as part of its continuing efforts to be responsive to shareowners, the Board believes the Company's directors should be elected annually.

BOARD AMENDMENT AND RECOMMENDATION

     The Board Amendment would phase out the current division of the Board of Directors into three classes, with one class elected each year for a three-year term, and provide instead for the annual election of directors commencing with the class of directors standing for election at the next annual meeting of shareowners. In order to ensure the smooth transition to the new system, the Board Amendment would not shorten the terms of directors elected or appointed prior to it becoming effective. The new procedure would, however, apply to all directors as their terms expire. This follows the shareowner recommendation at the annual meeting, which called for the new policy to be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.


     As a result of the Board Amendment, the individuals who will be the Company's Class I directors when the spin-off is completed, Mark Andrews and David B. Price, Jr., would stand for election at the next annual meeting of shareowners (scheduled for 2000) for a one-year term. At the following annual meeting of shareowners (scheduled for 2001), those two directors, together with the Class II directors when the spin-off is completed (Dana G. Mead, M. Kathryn Eickhoff and Roger B. Porter), would stand for election for a one-year term. Beginning with the third succeeding annual meeting of shareowners (scheduled for 2002), the classification of the Board would terminate and all directors (including the Class III directors when the spin-off is completed, Mark P. Frissora (the new Chief Executive Officer of Tenneco Automotive), Paul
T. Stecko and Sir David Plastow) would be subject to annual election.

     If the Board Amendment is approved, the fifth article of the Company's current Certificate of Incorporation would be deleted and replaced by the following:

     "FIFTH: A. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than eight nor more than sixteen directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Restated Certificate of Incorporation, the "entire Board of Directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships. Until the third annual meeting of stockholders following effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware, the directors shall be divided into three classes, consisting initially of two, three and three directors and designated Class I, Class II and Class III, respectively. Each director elected or appointed prior to the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware, shall serve for their full term, such that the term of each Class I director shall end at the first succeeding annual meeting of stockholders, the term of each Class II director shall end at the second succeeding annual meeting of stockholders, and the term of each Class III director shall end at the third succeeding annual meeting of stockholders. The term of each director elected after the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware whether at an annual meeting or to fill a vacancy in the Board of Directors arising for any reason, including an increase in the size of the Board of Directors, shall end at the first annual meeting following his or her election. Commencing with the third annual meeting of stockholders following effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware, the foregoing classification of the Board of Directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office in accordance with the General Corporation Law of the State of Delaware. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.


          B. Notwithstanding the provisions of Section A of Article FIFTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto or the resolution or resolutions adopted by the Board of Directors applicable thereto.


          C. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the corporation, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

          D. Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot."

     Shareowners have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or By-laws in connection with the Board Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.


     IF ADOPTED, THE BOARD AMENDMENT WILL NOT BECOME EFFECTIVE UNTIL AFTER THE COMPANY COMPLETES THE SPIN-OFF OF PACKAGING. THE ADOPTION OF THE BOARD AMENDMENT IS NOT A CONDITION TO THE COMPLETION OF THE SPIN-OFF. IF THE BOARD AMENDMENT IS APPROVED BUT THE SPIN-OFF IS NOT COMPLETED BY TENNECO'S NEXT ANNUAL SHAREOWNERS' MEETING, THE BOARD OF DIRECTORS WILL HAVE THE RIGHT TO ABANDON THE BOARD AMENDMENT BEFORE IT BECOMES EFFECTIVE.


                        AMENDMENT OF THE CERTIFICATE OF
                            INCORPORATION TO PROVIDE
                           FOR A REVERSE STOCK SPLIT
                                    (ITEM 2)


     The Board of Directors has declared advisable, authorized and approved, and recommends to shareowners that they consider and approve, an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split (the "Reverse Stock Split") of the Company's common stock (the "Reclassification Amendment") as soon as practicable after the spin-off of Packaging. To approve the Reclassification Amendment, holders of a majority of the common stock issued and outstanding on the Record Date must vote in favor of the Reclassification Amendment. The effectiveness of the Reclassification Amendment is conditioned on (a) the Company's completion of the spin-off and (b) the receipt from the Internal Revenue Service ("IRS") of a favorable supplemental ruling, or receipt of an opinion of counsel satisfactory to Tenneco, to the effect that the Reverse Stock Split will not adversely impact the IRS ruling letter issued to the Company dated August 20, 1999 regarding, among other things, the tax-free nature of the spin-off to the Company and its shareowners.



     The Reclassification Amendment will not be effected if the spin-off is not completed or if a favorable supplemental IRS ruling or legal opinion is not received. If each of these conditions is met and the Reclassification Amendment is approved, a certificate of amendment to the Certificate of Incorporation, in the form of Appendix B, will be filed with the Secretary of State of the State of Delaware, and the Reclassification Amendment will be effected as quickly as practicable after the completion of the spin-off. THE APPROVAL OF THE RECLASSIFICATION AMENDMENT IS NOT A CONDITION TO THE COMPLETION OF THE SPIN-OFF. If the Reclassification Amendment is approved but the spin-off is not completed by Tenneco's next annual shareowners' meeting, the Board of Directors will have the right to abandon the Reclassification Amendment before it becomes effective.


BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT.

     The current market price of the Company's common stock reflects the combination of Tenneco's automotive and packaging businesses. Because the spin-off of the packaging business will result in shareowners holding their interests in these businesses through two separate companies -- the Company and Packaging -- the Company expects the market price of the Company's common stock to be reduced significantly following the spin-off. See "Background."


     On September 13, 1999, the closing sale price of a share of the Company's common stock on the New York Stock Exchange ("NYSE") was $19.75. The market will ultimately determine the trading price for the Company's common stock following the spin-off. However, based on the amount of assets and debt the Company expects each of Packaging and the Company to have upon the spin-off, the Company believes the price of its common stock without the Reverse Stock Split could decrease substantially, to a level at which the common stock could be subject to practices and policies regarding low-priced stocks. As described above, however, the market will ultimately determine the trading price of the Company's stock.


     Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. These investors may believe that low stock prices reflect companies that are of low quality or poor performers. Accordingly, the Board of Directors believes that the post spin-off per share price of the Company's common stock could reduce the marketability of the shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Further, several institutional investors have policies prohibiting them from holding low-priced stock in their own portfolios. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on higher-priced issues.

     The Board believes the Reverse Stock Split is desirable for several reasons. It is intended to increase the acceptance of the Company's common stock by the financial community and the investing public and, accordingly, could enhance shareowner value.

     The Reverse Stock Split will decrease the number of shares outstanding and presumably increase the per-share market price for the New Common Stock (as defined below). The Company is currently quoted on the NYSE, which has adopted certain criteria that the Company is required to meet. Although the Company currently meets all criteria applicable to it, if its price falls below a certain level, the NYSE could consider delisting the Company.

     Although there can be no assurance that the price of the Company's New Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposal is intended to result in a price level for the New Common Stock that will broaden investor interest and provide a market that will reflect more closely the Company's underlying value.


     There can be no assurance that any or all of these results will occur, including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be five times the market price per share of the Company's common stock before the Reverse Stock Split, or that the new price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the New Common Stock will reflect more closely the Company's underlying value. Shareowners should note that the Board cannot predict how the Reverse Stock Split will affect the market price of the New Common Stock. If shareowners do not approve this proposal to amend the Certificate of Incorporation, there can be no assurance that the price of the Company's common stock will remain high enough to prevent the effects outlined above.


RECLASSIFICATION AMENDMENT AND RECOMMENDATION


     As a result of the Reclassification Amendment, each five shares of the Company's common stock, par value $.01 per share, issued immediately prior to the effective time of the Reclassification Amendment (the "Old Common Stock"), will be reclassified and converted into one share of the Company's common stock, par value $.01 per share (the "New Common Stock"). Fractional shares will not be issued to shareowners who hold their shares directly. Instead, shareowners who hold the Company's share certificates will be entitled to receive a cash distribution, without interest, in lieu thereof. See "-- Exchange of Stock Certificates."


     If the Reclassification Amendment is approved, the FOURTH Article of the Company's current Certificate of Incorporation would be amended to include the following text as Subsection G to the FOURTH Article:


          "G. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each five (5) shares of Common Stock, par value $.01 per share, of the corporation ("Old Common Stock") issued immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share, of the corporation ("New Common Stock").


          Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to First Chicago Trust Company of New York, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the New York Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

          Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

     Shareowners have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or By-laws in connection with the Reverse Stock Split.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AS SOON AS PRACTICABLE AFTER THE SPIN-OFF BECOMES EFFECTIVE.



     IF ADOPTED, THE RECLASSIFICATION AMENDMENT WILL NOT BECOME EFFECTIVE UNTIL AFTER THE COMPANY COMPLETES THE SPIN-OFF OF PACKAGING. THE EFFECTIVENESS OF THE RECLASSIFICATION AMENDMENT IS ALSO CONDITIONED ON THE RECEIPT FROM THE IRS OF A SUPPLEMENTAL RULING, OR AN OPINION OF COUNSEL SATISFACTORY TO TENNECO, TO THE EFFECT THAT THE REVERSE STOCK SPLIT WILL NOT ADVERSELY AFFECT THE IRS RULING LETTER DATED AUGUST 20, 1999 REGARDING THE TAX-FREE NATURE OF THE SPIN-OFF. IF THE RECLASSIFICATION AMENDMENT IS APPROVED BUT THE SPIN-OFF IS NOT COMPLETED BY TENNECO'S NEXT ANNUAL SHAREOWNERS' MEETING, THE BOARD OF DIRECTORS WILL HAVE THE RIGHT TO ABANDON THE RECLASSIFICATION AMENDMENT BEFORE IT BECOMES EFFECTIVE.


EFFECTS OF THE REVERSE STOCK SPLIT


     If the Reclassification Amendment is approved by the shareowners, the principal effect of the Reverse Stock Split will be to decrease the number of
(1) outstanding shares from 170,731,731 shares of Old Common Stock to approximately 34,146,346 shares of New Common Stock and (2) shares held in treasury from 3,475,410 shares of Old Common Stock to approximately 695,082 shares of New Common Stock based on share information as of September 13, 1999. The Reverse Stock Split would not affect the proportionate equity interest in the Company of any holder of common stock, except as may result from the provisions for the elimination of fractional shares. The Reverse Stock Split will not affect the registration of the common stock under the Securities Exchange Act of 1934 or the listing of the common stock on the New York Stock Exchange. The Company expects to have in excess of 48,000 record holders after giving effect to the Reverse Stock Split. The relative rights and preferences on the New Common Stock will be identical to the relative rights and preferences of the Old Common Stock.



     In order to avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock to shareowners who hold Old Common Stock certificates and would otherwise be entitled to receive fractional shares of New Common Stock (the "Fractional Shareowners"), the Company will cause cash to be paid to such Fractional Shareowners in lieu of fractional shares of New Common Stock. See "-- Exchange of Stock Certificates."

     The Company is authorized under the Certificate of Incorporation to issue up to 400,000,000 shares of common stock. The Company is not proposing to reduce the amount of its authorized common stock. If the Reverse Stock Split takes effect, the New Common Stock issued and outstanding will represent approximately 8.5% of the Company's authorized common stock whereas the Old Common Stock currently issued and outstanding represents approximately 42.7% of the authorized common stock. After giving effect to the Reverse Stock Split, approximately 365,158,572 shares of New Common Stock will be available for future initial issuance, and approximately 695,082 shares of New Common Stock will be held in the treasury and available for future sale, by the Board of Directors without further action by the shareowners, subject to applicable stock exchange rules.


     Unissued and unreserved New Common Stock will enable the Board to issue shares to persons friendly to current management. This could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the shareowners of opportunities to sell their shares of the Company at prices higher than prevailing market prices. The Company has no present plans to issue shares of common stock except in connection with employee benefit plans, however, any such issuance likely will have the effect of diluting current shareowners' proportionate interest in the Company.

     If approved and implemented, the proposal is likely to leave some shareowners with "odd lots" of New Common Stock (i.e., stock in amounts of less than 100 shares). These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in even multiples of 100.


     Before the spin-off, stock options held by directors and employees who will be continuing with Packaging generally will be converted into Packaging stock options. Stock options held by the continuing directors and employees of the automotive business generally will be adjusted to reflect the price reduction of the Company's common stock which results from the spin-off. In connection with the Reverse Stock Split, these stock options would be further adjusted so that each would thereafter evidence the right to purchase one-fifth of the number of shares of Old Common Stock previously covered thereby and the exercise price per share would be five times the previous exercise price.


     The following table illustrates the principal effects of the Reverse Stock Split, based on share information as of September 13, 1999, discussed in the preceding paragraphs:


                                                                     PRIOR TO                 UPON
NUMBER OF SHARES OF COMMON STOCK                                REVERSE STOCK SPLIT    REVERSE STOCK SPLIT
--------------------------------                                -------------------    -------------------
Authorized..................................................        400,000,000            400,000,000
Issued and Outstanding......................................        170,731,731             34,146,346
Treasury....................................................          3,475,410                695,082
Available for future issuance or sale by action of the Board
  of Directors..............................................        229,268,269            365,853,654


TAX CONSEQUENCES


     The following summary of the material U.S. federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury Regulations promulgated thereunder. The tax treatment of a shareowner may vary depending upon the particular facts and circumstances of the shareowner. Certain shareowners, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the common stock as a capital asset, may be subject to special rules not discussed below. Further, no foreign, state or local tax consequences are discussed below.


     ACCORDINGLY, EACH SHAREOWNER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

     The receipt of shares of New Common Stock (except to the extent that cash is received in lieu of fractional shares of New Common Stock) in the Reverse Stock Split will be a nontaxable transaction under the Code for U.S. federal income tax purposes. Consequently, except with respect to cash received in lieu of fractional shares of New Common Stock, a shareowner receiving shares of New Common Stock will not recognize either gain or loss with respect to shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis (reduced by the portion of such basis allocable to fractional shares of New Common Stock) of such shareowner's shares of Old Common Stock immediately prior to the Reverse Stock Split will carry over as the tax basis of the shareowner's shares of New Common Stock. In this regard, a shareowner's aggregate tax basis in the Old Common Stock immediately prior to the Reverse Stock Split (1) will be determined after giving effect to the spin-off and (2) will be based on the ratio that the value of the Old Common Stock bears to the total value of the Old Common Stock and Packaging common stock following the spin-off. Each shareowner will be required to allocate such shareowner's basis in such shareowner's shares of Old Common Stock ratably among the total number of shares of New Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the shareowner held the Old Common Stock, provided that such Old Common Stock was held by the shareowner as a capital asset at the Effective Time.



     The receipt by a Fractional Shareowner of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will generally result in gain or loss to the Fractional Shareowners measured by the difference between the amount of cash received and the adjusted basis of the fractional share. Assuming that the Old Common Stock was held by the Fractional Shareowner as a capital asset at the Effective Time, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the Effective Time the shares of Old Common Stock have been held by the Fractional Shareowner for more than one year.


EXCHANGE OF STOCK CERTIFICATES

     If the proposal to implement the Reverse Stock Split is adopted, shareowners who hold physical stock certificates will be required to exchange their stock certificates to receive new certificates representing shares of New Common Stock. Shareowners of record at the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent (the "Transfer Agent"). Shareowners will not have to pay a transfer fee or other fee in connection with the exchange of certificates. SHAREOWNERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

     As soon as practicable after the Effective Time, the Transfer Agent will send a letter of transmittal to each shareowner that holds physical stock certificates advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of New Common Stock. No certificates representing fractional shares shall be issued. In lieu thereof, the aggregate of all fractional shares otherwise issuable shall be issued to the Transfer Agent or its nominee, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Stock Split. Sales of fractional interests will be effected by the Transfer Agent as soon as practicable on the basis of prevailing market prices of the New Common Stock on the NYSE at the time of sale. After the Effective Time, the Transfer Agent will pay to such shareowners their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by shareowners in connection with the sale of fractional interests, all of which costs will be borne by the Company.

     Upon the surrender of certificates representing Old Common Stock or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest).

     Any shareowner whose certificate for Old Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares will have been converted upon compliance with such requirements as the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.

                                     VOTING


     The Board of Directors has fixed the close of business on September 13, 1999 as the Record Date for determining shareowners entitled to notice of and to vote at the special meeting. On the Record Date, there were outstanding 170,731,731 shares of the Company's common stock, par value $.01 per share. At the special meeting, holders of issued and outstanding shares of common stock as of the Record Date will be entitled to one vote for each share they held. The presence in person or by proxy of holders of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the special meeting.


     A shareowner may cast votes in favor of or against the approval of the Board Amendment, and in favor of or against approval of the Reclassification Amendment, or a shareowner may elect to abstain from voting on these issues. Abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the special meeting.

     Assuming the presence of a quorum, the affirmative vote of holders of a majority of the Company's issued and outstanding common stock as of the Record Date will be required to approve the Board Amendment and the Reclassification Amendment. Because of this vote standard, abstentions and broker non-votes will have the same effect as votes against such proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's common stock beneficially owned as of June 30, 1999 by (i) each director of the Company, (ii) each of the Company's five most-highly compensated current executive officers, (iii) all directors and executive officers of the Company as a group and (iv) owners of more than 5% of the outstanding shares of the Company's common stock who are known to the Company.


                                               SHARES OF COMMON STOCK     COMMON STOCK      TOTAL SHARES AND
                 DIRECTORS                         OWNED(1)(2)(3)        EQUIVALENTS(4)       EQUIVALENTS
                 ---------                     ----------------------    --------------     ----------------
Mark Andrews...............................             14,155                1,600               15,755
W. Michael Blumenthal......................             12,852                1,600               14,452
Larry D. Brady.............................              2,000                3,381                5,381
M. Kathryn Eickhoff........................              9,728                1,600               11,328
Belton K. Johnson..........................             13,939                1,600               15,539
Dana G. Mead...............................            765,821               44,737              810,558(5)
Sir David Plastow..........................              4,700                2,610                7,310
Roger B. Porter............................              2,000                3,420                5,420
Paul T. Stecko.............................            314,362                   --              314,362
William L. Weiss...........................              6,505                1,600                8,105
EXECUTIVE OFFICERS
-------------------------------------------
Theodore R. Tetzlaff.......................            148,376                   --              148,376
Robert T. Blakely..........................            155,301                   --              155,301
John J. Castellani.........................             71,198                   --               71,198
All executive officers and directors as a
  group (6)................................          1,520,937               62,148            1,583,085

                                                                   SHARES OF         PERCENT OF
                    NAME AND ADDRESS OF                          COMMON STOCK       COMMON STOCK
                      BENEFICIAL OWNER                             OWNED(7)        OUTSTANDING(7)
                    -------------------                          ------------      --------------
Barrow, Hanley, Mewhinney & Strauss, Inc.
One McKinney Plaza
3232 McKinney Avenue
15th Floor
Dallas, Texas 75204-2429....................................      20,761,040(8)        12.18%(8)
Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, NY 10036..........................................      10,662,171(9)         6.26%(9)


-------------------------

(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as set forth in note (2) below) as set forth in this column, except for: (i) restricted shares that are held in trust for each director and executive officer under the Company's Stock Ownership Plan; and (ii) shares that executive officers of the Company have the right to acquire pursuant to the Company's Stock Ownership Plan.


(2) Includes: (i) restricted shares held in trust under the Company's Stock Ownership Plan; at June 30, 1999, Messrs. Mead, Tetzlaff, Blakely, and Castellani held 66,025; 20,535; 19,425; and 10,000 restricted shares, respectively, and Ms. Eickhoff and Messrs. Andrews, Blumenthal, and Weiss held 3,963; 6,547; 7,183; and 340 restricted shares, respectively; and (ii) shares that are subject to options, which were granted under the Stock Ownership Plan and are exercisable at June 30, 1999, or within 60 days of said date, for Messrs. Mead, Tetzlaff, Blakely and Castellani, to purchase 616,176; 89,871; 84,939; and 52,808 shares respectively, 2,000 shares for each of Ms. Eickhoff and Messrs. Andrews, Blumenthal, Brady, Johnson, Plastow, Porter and Weiss, and 288,814 shares for Mr. Stecko.

(3) Less than one percent of the outstanding shares of the Company's common stock.

(4) Common stock equivalents are distributed in shares of common stock of the Company after a director ceases to serve as a director of the Company or upon retirement of the officer, as applicable, except that certain common stock equivalents credited under the Outside Directors' Deferred Compensation Plan may be distributed in cash.

(5) Since 1994, Mr. Mead has deferred a total of $1.1 million of cash incentive compensation into common stock equivalent units under the Company's Deferred Compensation Plan.

(6) Includes 1,170,518 shares that are subject to options that are exercisable within 60 days of June 30, 1999, by all executive officers and directors of the Company as a group, and includes 134,318 restricted shares that are held in trust under the Company's Stock Ownership Plan, for all executive officers and directors of the Company as a group.

(7) The foregoing information is based on information contained in filings made with the Securities and Exchange Commission.


(8) Barrow, Hanley, Mewhinney & Strauss, Inc. has indicated that it has sole voting power over 4,533,840 shares, shared voting power over 16,227,200 shares, and sole dispositive power over 20,761,040 shares. Barrow, Hanley, Mewhinney & Strauss, Inc. has also advised the Company that it is a registered investment advisor and these shares are held on behalf of various clients.



(9) Morgan Stanley Dean Witter & Co. has indicated that it has sole voting power over 10,504,928 shares.


                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the special meeting. However, in the event that any other matters properly come before the special meeting or any adjournment or postponement thereof, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Shareowners may specify their choices by marking the appropriate boxes on the proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy card in the envelope provided.

     Alternatively, in lieu of returning signed proxy cards, shareowners can submit a proxy in respect of their shares over the internet or by calling a specially designated telephone number which appears on the proxy cards. These internet and telephone proxy submission procedures are designed to authenticate shareowners' identities, allow shareowners to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for shareowners who wish to use the internet or telephone proxy submission procedures are set forth on the enclosed proxy card.

     A proxy may be revoked at any time prior to the voting at the special meeting by (1) submitting a later dated proxy (including a proxy via the internet or telephone), (2) giving timely written notice of such revocation to the Secretary of the Company or (3) voting in person at the special meeting.


     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone, telecopy, or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees, and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson & Co. Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.


                      SUBMISSION OF SHAREOWNER'S PROPOSALS

Shareowner Proposals -- Inclusion in Company Proxy Statement

     For a shareowner proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the 2000 annual meeting of shareowners, the proposal must be received by the Company by December 3, 1999.

Other Shareowner Proposals -- Discretionary Voting Authority and By-Law Requirements


     With respect to shareowner proposals not included in the Company's proxy statement and form of proxy for an annual meeting, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the shareowner does not give timely notice of the matter to the Company by the date determined under the Company's By-laws for submission of business by shareowners. The Company's By-laws state that to be timely, notice and certain related information must be received at the principal executive offices not less than 50 and no more than 75 days prior to the date of the annual meeting; provided, however, that if less than 65 days' notice or prior public disclosure of the meeting date is given or made to shareowners, notice of the matter must be received not later than the close of business on the 15th day following the date of notice or public disclosure of the meeting date, whichever occurs first. It is currently expected that the 2000 Annual Meeting of Shareowners will be held on May 9, 2000. Therefore to be timely under the Company's By-laws, a proposal not included by or at the direction of the Board must be received not earlier than February 24, 2000 nor later than March 20, 2000. A press release announcing such date and other details relating to such annual meeting will be issued in January 2000.


                                          By Order of the Board of Directors,

                                          KARL A. STEWART
                                          Vice President and Secretary

                                                                      APPENDIX A

                   FORM OF PROPOSED CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION
                                OF TENNECO INC.

     Tenneco Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation, as amended, of the Corporation.


     The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Corporation, as amended, has been duly adopted in accordance with Section 242 of the DGCL.



     Article FIFTH of the Corporation's current Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as follows:


          FIFTH: A. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than eight nor more than sixteen directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Restated Certificate of Incorporation, the "entire Board of Directors" shall mean the number of directors that would be in office if there were no vacancies nor any unfilled newly created directorships. Until the third annual meeting of stockholders following effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware, the directors shall be divided into three classes, consisting initially of two, three and three directors and designated Class I, Class II and Class III, respectively. Each director elected or appointed prior to the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware, shall serve for their full term, such that the term of each Class I director shall end at the first succeeding annual meeting of stockholders, the term of each Class II director shall end at the second succeeding annual meeting of stockholders, and the term of each Class III director shall end at the third succeeding annual meeting of stockholders. The term of each director elected after the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware whether at an annual meeting or to fill a vacancy in the Board of Directors arising for any reason, including an increase in the size of the Board of Directors, shall end at the first annual meeting following his or her election. Commencing with the third annual meeting of stockholders following effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware, the foregoing classification of the Board of Directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office in accordance with the General Corporation Law of the State of Delaware. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.


          B. Notwithstanding the provisions of Section A of Article FIFTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto or the resolution or resolutions adopted by the Board of Directors applicable thereto.



          C. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the corporation, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

          D. Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

     This Certificate of Amendment, and the amendment effected hereby, shall
become effective at             .


     THE UNDERSIGNED, being the        of the Corporation, for the purpose of
amending the Restated Certificate of Incorporation, as amended, of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, as amended, hereby declaring and certifying that this is my act and deed and the facts herein stated are true
and accordingly have hereunto set my hand as of this        day of        ,
     .



                                   TENNECO INC.


                                   By:

--------------------------------------------------------------------------------
                                   Name:
                                   Title:

                                                                      APPENDIX B
                   FORM OF PROPOSED CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION
                                OF TENNECO INC.

     Tenneco Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation, as amended, of the Corporation.


     The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.



     Article FOURTH of the Corporation's current Restated Certificate of Incorporation, as amended, is hereby amended to include the following text as Subsection G to the FOURTH Article:



          "G. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each five (5) shares of Common Stock, par value $.01 per share, of the corporation ("Old Common Stock") issued immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share, of the corporation ("New Common Stock").


          Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to First Chicago Trust Company of New York, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the New York Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.


          Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."


     This Certificate of Amendment, and the amendment effected hereby, shall
become effective at             .


     THE UNDERSIGNED, being the             of the Corporation, for the purpose
of amending the Restated Certificate of Incorporation, as amended, of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true
and accordingly have hereunto set my hand as of this             day of
            ,      .



                                          TENNECO INC.


                                          By:

                                            ------------------------------------
                                          Name:
                                          Title:



Tenneco Inc.                                                                         TENNECO
1275 King Street
Greenwich, Connecticut 06831-2946                                         September 21, 1999
(203) 863-1000



Dear Benefit Plan Participant:



     A Special Meeting of Shareowners of Tenneco Inc. is scheduled to be held at the offices of Tenneco Automotive in Lake Forest, Illinois, at 10:30 a.m., local time, on Monday, October 25, 1999. A copy of the Notice and Proxy Statement, which is being sent to all registered Shareowners in connection with the Special Meeting is enclosed for your information.



     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.



     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the amendment to the Company's Restated Certificate of Incorporation, as amended, to provide for the annual election of directors, FOR the amendment to the Company's Restated Certificate of Incorporation, as amended, to effect a one for five reverse stock split, and as recommended by Management on all other matters to be considered at the Special Meeting.



     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.



     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.



                                          YOUR BENEFITS COMMITTEE

                                                                  [TENNECO LOGO]
                                  TENNECO INC.

                 SPECIAL MEETING OF SHAREOWNERS OCTOBER 25, 1999
P           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


R The undersigned does hereby appoint D.G. MEAD and K.A. STEWART, and either of them, with full power of substitution, as Proxies to vote,
O as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares
X of Tenneco Inc. (the "Company") held of record by the undersigned at the close of business on September 13, 1999, and entitled to vote at
Y the Special Meeting of Shareowners of Tenneco Inc. to be held at 10:30 a.m., October 25, 1999, at the offices of Tenneco Automotive, located at 500 North Field Drive, Lake Forest, Illinois, or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Special Meeting.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the Company's telephone or internet proxy submission procedures.


--------------------------------------------------------------------------------
 /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL /\

                                 [TENNECO LOGO]




                                  TENNECO INC.

                         Special Meeting of Shareowners


                                October 25, 1999
                             10:30 a.m., local time
                             500 North Field Drive
                          Lake Forest, Illinois 60045

                                                                                                                                0410
[X]    Please mark your votes as in this example.
       This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR items 1 and 2.
------------------------------------------------------------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR items 1 and 2.
------------------------------------------------------------------------------------------------------------------------------------
                                                        FOR    AGAINST  ABSTAIN
                                                                                   3.  In the discretion of the Proxies named
 1.To approve an amendment to the Company's                                            herein, the Proxies are authorized to
   Restated Certificate of Incorporation, as amended,                                  vote upon other matters as may properly
   to provide for the annual election of directors.                                    come before the meeting.


 2.Amend the Company's Restated Certificate of Incorporation, as amended, to effect a one for five reverse stock split.



--------------------------------------------------------------------------------------------------------------------------------
                                                                                       The signer hereby revokes all proxies
                                                                                       heretofore given by the signer to vote at
                                                                                       said meeting or any adjournments or
                                                                                       postponements thereof.


                                                                                       NOTE: Please sign exactly as name appears
                                                                                             hereon. Joint owners should each sign.
                                                                                             When signing as attorney, executor,
                                                                                             administrator, trustee, or guardian,
                                                                                             please give full title as such.

                                                                                   -------------------------------------

                                                                                   -------------------------------------
                                                                                   SIGNATURE                 DATE

------------------------------------------------------------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL /\

                                  TENNECO INC.

Dear Shareowner:

Tenneco Inc. encourages you to take advantage of new and convenient ways by which you can submit a proxy in respect of your shares. You can submit a proxy in respect of your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To submit a proxy in respect of your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To submit a proxy over the internet:
   - Log on to the internet and go to the web site http://www.eproxyvote.com/ten

2. To submit a proxy over the telephone:
   - On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic proxy authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to submit a proxy in respect of your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.